As filed with the Securities and Exchange Commission on March 2, 2007.
Registration No. 333-47796

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 3
ON FORM S-8
TO FORM S-4
REGISTRATION STATEMENT
Under The Securities Act of 1933
POLYONE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

OHIO	34-1730488
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)
33587 Walker Road, Avon Lake, Ohio 44012
(Address of Principal Executive Offices Including Zip Code)
THE GEON COMPANY 1993 INCENTIVE STOCK PLAN
THE GEON COMPANY 1995 INCENTIVE STOCK PLAN
THE GEON COMPANY 1998 INTERIM STOCK AWARD PLAN
THE GEON COMPANY 1999 INCENTIVE STOCK PLAN
POLYONE CORPORATION DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
THE M.A. HANNA COMPANY LONG TERM INCENTIVE PLAN
(Full Title of the Plan)
Wendy C. Shiba
Senior Vice President, Chief Legal Officer and Secretary
PolyOne Corporation
33587 Walker Road
Avon Lake, Ohio 44012
(440) 930-1000
(Name, Address and Telephone Number of Agent For Service)

INTRODUCTORY STATEMENT
          PolyOne Corporation (the “Registrant”) hereby amends the Registration Statement on Form S-4, as amended (No. 333-37344), filed by The Geon Company, M.A. Hanna Company and Consolidation Corp. on May 18, 2000, by filing this Post-Effective Amendment No. 3 on Form S-8 to Form S-4 (“Post-Effective Amendment No. 3”) relating to its common stock, par value $0.01 per share (“Common Stock”). The Registrant amended the Registration Statement on Form S-4 by Post-Effective Amendment No. 1 (File No. 333-47796) on October 11, 2000 and by Post-Effective Amendment No. 2 (File No. 333-47796) on May 30, 2003.
          This Post-Effective Amendment No. 3 is being filed (i) to delete from the Registration Statement the PolyOne Retirement Savings Plan, the PolyOne Retirement Savings Plan A, the PolyOne Retirement Savings Plan for Collectively Bargained Employees, the PolyOne Retirement Savings Plan for Collectively Bargained Employees A and the DH Compounding Company Savings and Retirement Plan and Trust (the “Retirement Plans”) in connection with the filing of a new Registration Statement covering shares under the DH Compounding Company Savings and Retirement Plan and Trust and the PolyOne Retirement Savings Plan (into which the following plans have merged: the PolyOne Retirement Savings Plan A, the PolyOne Retirement Savings Plan for Collectively Bargained Employees and the PolyOne Retirement Savings Plan for Collectively Bargained Employees A); (ii) to delete from registration the participation interests offered pursuant to the Retirement Plans; (iii) to make corresponding changes to the information contained in Part II of this Registration Statement; and (iv) to reallocate 5,440,640 shares of Common Stock remaining unsold among the following plans as specified below:

				Total Number of
				Shares Registered
				Under this
	Shares Registered	Shares Remaining	Reallocation of	Registration
Plan Name	Before Reallocation	Unsold	Unsold Shares	Statement
The Geon Company 1993	1,167,318	1,055,542	0	111,776
Incentive Stock Plan

The Geon Company 1995	536,400	272,390	2,052,708	2,316,718
Incentive Stock Plan

The Geon Company 1998 Interim	333,154	313,570	158,712	178,296
Stock Award Plan

The Geon Company 1999	516,400	100,062	1,158,392	1,574,730
Incentive Stock Plan

Polyone Corporation Deferred	400,570	99,925	736,840	1,037,485
Compensation Plan For Non-Employee Directors

M.A. Hanna Company Long Term	1,000,000	852,402	1,333,988	1,481,586
Incentive Plan, as amended

				Total Number of
				Shares Registered
				Under this
	Shares Registered	Shares Remaining	Reallocation of	Registration
Plan Name	Before Reallocation	Unsold	Unsold Shares	Statement
DH Compounding Company Savings and	156,598	113,500	0	43,098
Retirement Plan and Trust

PolyOne Retirement Savings Plan	4,043,251	979,388	0	3,063,863

PolyOne Retirement Savings	5,059,620	1,558,720	0	3,500,900
Plan A

PolyOne Retirement Savings	75,000	21,290	0	53,710
Plan for Collectively Bargained Employees

PolyOne Retirement Savings	75,000	73,851	0	1,149
Plan for Collectively Bargained Employees A

Total	13,363,311	5,440,640	5,440,640	13,363,311
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents have been filed by PolyOne Corporation, an Ohio corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:
•	The Registrant’s Annual Report on Form 10-K, filed March 1, 2007;

•	Annual Report on Form 11-K for the year ended December 31, 2005, filed by the PolyOne Retirement Savings Plan on June 29, 2006;

•	Annual Report on Form 11-K for the year ended December 31, 2005, filed by the DH Compounding Company Savings and Retirement Plan and Trust on June 26, 2006;

•	The Registrant’s Current Report on Form 8-K, filed January 25, 2007; and

•	The description of the Registrant’s Common Shares contained in the registration statement on Form 8-A filed August 31, 2000, including any subsequently filed amendments and reports updating such description.
          All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          PolyOne Corporation is an Ohio corporation. Under Section 1701.13 of the Ohio General Corporation Law (“Ohio Law”), Ohio corporations are permitted to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio Law does not authorize the payment by a corporation of judgments against a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order determining that such person succeeds on the merits. In all other cases, if it is determined that a director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles of incorporation, code of regulations or contract, and except with respect to the advancement of expenses of directors.
          With respect to the advancement of expenses, Ohio Law provides that a director (but not an officer, employee or agent) is entitled to mandatory advancement of expenses, including attorney’s fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proven by clear and convincing evidence that his or her act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
          Article Sixth of PolyOne Corporation’s articles of incorporation provides for indemnification of directors and officers. The provision provides that a director of PolyOne Corporation will not be personally liable to PolyOne Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that an exemption from liability or limitation is not permitted under Ohio Law. Article Sixth provides that each director and officer will, to the fullest extent permitted by applicable law, be indemnified except as may be otherwise provided in PolyOne Corporation’s code of regulations.
          We have entered into indemnification agreements (“Indemnification Agreements”) with each of our directors and each of our executive officers, including the named executive officers (“Indemnitees”).
          In general, the Indemnification Agreements provide that, subject to the procedures, limitations and exceptions set forth therein, (i) we will indemnify the Indemnitee for all expenses, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee in connection with any threatened, pending or completed action, suit, proceeding or claim, by reason of the fact that the Indemnitee is or was a director and/or officer of Polyone or is or was serving at the request of Polyone at another entity, or by reason of any action alleged to have been taken or omitted in any such capacity, including any appeal of or from any judgment or decision; (ii) we will indemnify the Indemnitee against any amount that the Indemnitee is or becomes obligated to pay relating to or arising out of any claim made against the Indemnitee because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, that the Indemnitee commits, suffers, permits or acquiesces in while acting in his capacity as a director and/or officer of Polyone or at the request of Polyone at another entity; (iii) we will advance expenses as they are actually and reasonably incurred in connection with defending a claim in advance of the final disposition of a claim; and (iv) we will maintain an insurance policy or policies providing directors’ and officers’ liability insurance that covers the Indemnitee.
Item 7. Exemption from Registration Claimed.
          Not applicable.
Item 8. Exhibits.

Exhibit Number	Description
4.1	Articles of Incorporation of the Registrant, previously filed as Exhibit 3.1 to the Registrant’s Form 10-K for the year ended December 31, 2000, SEC File No. 1-16091

4.2	Amendment to the second article of the Articles of Incorporation of the Registrant, previously filed as Exhibit 3.1a to the Registrant’s Form 10-K for the year ended December 31, 2003, SEC File No. 1-16091

4.3	Regulations of the Registrant, previously filed as Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 2000, SEC File No. 1-16091

23.1	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP

23.2	Consent of Independent Registered Public Accounting Firm - KPMG LLP

23.3	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP

23.4	Consent of Independent Registered Public Accounting Firm - Coulter & Justus, P.C.

24	Power of Attorney
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
      provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Avon Lake, State of Ohio on March 2, 2007.

POLYONE CORPORATION
By:	/s/ W. David Wilson
W. David Wilson Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Date: March 2, 2007	/s/ Stephen D. Newlin
Stephen D. Newlin
Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)

Date: March 2, 2007	/s/ W. David Wilson

W. David Wilson
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: March 2, 2007	*

Michael J. Meier
Corporate Controller and Assistant Treasurer
(Principal Accounting Officer)

Date: March 2, 2007	*

J. Douglas Campbell
Director

Date: March 2, 2007	*

Carol A. Cartwright
Director

Date: March 2, 2007	*

Gale Duff-Bloom
Director

Date: March 2, 2007	*

Wayne R. Embry
Director

Date: March 2, 2007	*

Richard H. Fearon
Director

Date: March 2, 2007	*

Robert A. Garda
Director

Date: March 2, 2007	*

Gordon D. Harnett
Director

Date: March 2, 2007	/s/ Edward J. Mooney

Edward J. Mooney
Director

Date: March 2, 2007	*

Farah M. Walters
Director

*  This registration statement has been signed on behalf of the above officers and directors by W. David Wilson, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this registration statement.

DATED: March 2, 2007	By:	/s/ W. David Wilson
W. David Wilson
Attorney-in-Fact

          The Plans. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the city of Avon Lake, State of Ohio (in the case of Mr.Wilson), and in the city of Clinton, State of Tennessee (in the case of Ms. Myers), on March 2, 2007.

POLYONE RETIREMENT SAVINGS PLAN
For itself and as successor to: the PolyOne
Retirement Savings Plan A, the PolyOne Retirement
Savings Plan for Collectively Bargained Employees
and the PolyOne Retirement Savings Plan for
Collectively Bargained Employees A.
By: PolyOne Retirement Plan Committee

By:	/s/ W. David Wilson
W. David Wilson
Plan Administrator

DH COMPOUNDING COMPANY SAVINGS AND RETIREMENT PLAN AND TRUST
By:	/s/ Theressa Myers
Theressa Myers
Plan Administrator

EXHIBIT INDEX

Exhibit Number	Description
4.1	Articles of Incorporation of the Registrant, previously filed as Exhibit 3.1 to the Registrant’s Form 10-K for the year ended December 31, 2000, SEC File No. 1-16091

4.2	Amendment to the second article of the Articles of Incorporation of the Registrant, previously filed as Exhibit 3.1a to the Registrant’s Form 10-K for the year ended December 31, 2003, SEC File No. 1-16091

4.3	Regulations of the Registrant, previously filed as Exhibit 3.2 to the Registrant’s Form 10-K for the year ended December 31, 2000, SEC File No. 1-16091

23.1	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP

23.2	Consent of Independent Registered Public Accounting Firm - KPMG LLP

23.3	Consent of Independent Registered Public Accounting Firm - Ernst & Young LLP

23.4	Consent of Independent Registered Public Accounting Firm - Coulter & Justus, P.C.

24	Power of Attorney